FILE #C22540-99

Articles of Incorporation
Filling fee:

(Pursuant to NRS 78)

SEP 14, 1999

STATE OF NEVADA

Secretary of State

(For filing office use)

_____________________________________________________________________________

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: Claremont Technologies Corp.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Michael A. Cane

Street Address: 101 Convention Center Drive, Suite 1200, Las Vegas, NV 89109

Street No. Street Name City Zip

3. SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25 Million Par value: $.001 No without par value: _____

4. GOVERNING BOARD: shall be styled as (check one): X Directors Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

Robert Rosner 349 W. Georgia St. #3362, Vancouver, B.C V6B 3Y3 Canada

Name Address City/State/Zip

______________________ ______________________________________________

Name Address City/State/Zip

5. PURPOSE: (optional): The purpose of the corporation shall be:

______________________________________________________________________

6. OTHER MATTERS: This form includes the minimal statutory requirements to Incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this Form it cannot be filed and will be returned to you for correction. Number of pages attached 9 .

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles.

Michael a. Cane

Name (print)

101 Convention Ctr. Dr. Ste 1200, Las Vegas, NV 89109

/s/ Michael A. Cane

Signature

State of Nevada Country of United States

This instrument was acknowledged before me on

September 13, 1999, by

Michael A. Cane

Name of Person

as incorporate of Claremont Technologies, Inc.

Carolyn S. Johnson

Notary Public Signature

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Michael A. Cane, hereby accept appointment as Resident Agent for the above named corporation.

/s/ Michael A. Cane September 13, 1999

Signature of Resident Agent Date